UNITED STATES OF AMERICA

                                  before the

                         SECURITIES AND EXCHANGE COMMISSION

In the Matter of

                                               Quarterly
The Connecticut Light and Power Company     Certificate as
Western Massachusetts Electric  Company     to Partial
                                            Consummation of
                                            Transaction $500 Million
                                             Revolving
                                           Credit Agreement

Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


	Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, The Connecticut Light and Power Company and Western Massachusetts Electric Company hereby certify that they maintain a $500 Million Revolving Credit Agreement dated November 19, 1999 with Citibank, N.A. as
Administrative Agent.

	 As of September 30, 2000, The Connecticut Light and Power Company had $110,000,000 outstanding and Western Massachusetts Electric Company had $110,000,000 outstanding on this facility.

Dated: September 30, 2000

                               Northeast Utilities



                                  /s/Randy A. Shoop
                          Treasurer - The Connecticut Light and Power Company
                         Assistant Treasurer - Western Massachusetts Electric
                        Company